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EXHIBIT 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a director of The St. Paul Companies, Inc., a Minnesota corporation ("The St. Paul"), do hereby make, nominate and appoint Bruce A. Backberg and Christopher E. Gerst, or either of them, to be my attorney-in-fact, with full power and authority to sign on my behalf one or more Registration Statements on Form S-8 of The St. Paul Companies, Inc. (the "Registration Statements") relating to the issuance of shares of Common Stock pursuant to The St. Paul Companies, Inc. UK Sharesave Scheme and The St. Paul Companies, Inc. Irish Sharesave Scheme, and any or all additional amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, provided that the Registration Statements and any additional amendments thereto, in their final form, are reviewed by said attorney-in-fact, and shall have the same force and effect as though I had manually signed the Registration Statements or any amendments thereto.

Dated: August 5, 2003

/s/ CAROLYN H. BYRD Carolyn H. Byrd	/s/ THOMAS R. HODGSON Thomas R. Hodgson
/s/ JOHN H. DASBURG John H. Dasburg	/s/ WILLIAM H. KLING William H. Kling
/s/ JANET M. DOLAN Janet M. Dolan	/s/ JAMES A. LAWRENCE James A. Lawrence
/s/ KENNETH M. DUBERSTEIN Kenneth M. Duberstein	/s/ JOHN A. MACCOLL John A. MacColl
/s/ JAY S. FISHMAN Jay S. Fishman	/s/ GLEN D. NELSON, M.D. Glenn D. Nelson, M.D.
/s/ LAWRENCE G. GRAEV Lawrence G. Graev	/s/ GORDON M. SPRENGER Gordon M. Sprenger

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  EXHIBIT 24
POWER OF ATTORNEY